EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT, effective as of December 31, 1999 by and among Casino Resource Corporation, a Minnesota corporation ("CRC"), BounceBackMedia.com, Inc., a Nevada corporation and wholly owned subsidiary of CRC (the "Company"), and Roger Birks, an individual residing in the State of California (the "Executive").

         WHEREAS, this Agreement is entered into in connection with, and as a condition precedent to, the purchase by the Company of substantially all of the assets of Digital Development & Distribution, LLC, a California limited liability company wholly owned by Executive, all as set forth in that certain Asset Purchase Agreement dated of even date herewith (the "Asset Purchase Agreement");

         WHEREAS, following such purchase, the Company shall be engaged in the design, manufacture, marketing and distribution of CD cards and related products; and

         WHEREAS, the Company desires to employ Executive on the terms and subject to the conditions set forth herein, and Executive is willing to accept such employment on such terms and conditions;

         NOW THEREFORE, the parties, intending to be legally bound, agree as follows:

         1. Position and Responsibilities. On the terms and subject to the conditions set forth in this Agreement, the Company shall employ Executive to serve as the Chief Executive Officer of the Company. Executive shall perform, and shall have the requisite authority to perform, all duties customarily attendant to such position and shall use his best efforts, during reasonable business hours, to meet the business requirements and goals set by the board of directors of the Company. Executive shall perform the services hereunder at Company's offices, which shall be located in the Silicon Valley region of California, and shall do such traveling as may be reasonably required of him in the performance of his duties. Executive shall report to the chairman of the board of directors of the Company.

         2. Term. Executive shall be employed for a two-year term commencing on the effective date hereof ("Commencement Date"), and ending on the second anniversary of the Commencement Date, unless sooner terminated in accordance with the provisions of Section 5 below.

         3. Compensation.

              3.1 As compensation for Executive's services rendered hereunder, Company shall pay to Executive an annual base salary of one hundred thousand dollars ($100,000) payable in accordance with the Company's regular payroll practices in effect from time to time. If at any time hereafter the Company shall adopt a bonus program, an option program or any other form of equity participation for senior executives of the Company, Executive shall be eligible to participate in such program in a manner and capacity commensurate with his position and duties.

              3.2  As  additional   consideration   for   Executive's   services
hereunder, Executive shall be entitled to the customary fringe benefits which are afforded generally to executive employees

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of the  Company.  Executive  shall also be entitled to  participate  in employee benefit plans now or hereafter provided or made available to employees of the Company generally, such as group medical, life and disability insurance, and pension plans.

              3.3 Executive shall be entitled to vacation time and holidays as are provided in general to executive employees of the Company.

              3.4 Upon such time that Executive establishes his residence in the Silicon Valley region of California and for the remaining the term of this Agreement, the Company shall pay to Executive a living allowance of $2,500 per month.

              3.5 Each payment to Executive under this Agreement shall be reduced by any amounts required to be withheld by Company from time to time under applicable laws and regulations then in effect.

         4. Expenses. The Company shall reimburse Executive or otherwise provide for or pay for all reasonable expenses incurred by Executive in furtherance of or in connection with the business of the Company, as pre-authorized by the chairman of the board of directors of the Company or pre-approved budget line item. Executive agrees that he will furnish the Company with adequate records and other documents for the substantiation of each such business expense.

         5. Termination.

              5.1 Termination by the Company for Cause. Company shall have the right to terminate this Agreement "for cause" by giving Executive written notice to that effect, describing in reasonable detail the reasons for such termination. For the purpose of this Agreement, "for cause" shall mean (i) commission by Executive of a willful act of dishonesty in the course of his duties hereunder, (ii) conviction of Executive of a felony or other serious crime, (iii) Executive's continued, habitual intoxication or performance under the influence of controlled substances during working hours; (iv) any fraud, embezzlement or misappropriation by Executive of any of the assets of the Company, including the Confidential Information (as defined below); or (v) significant failure by Executive to perform duties and obligations under this Agreement (except as a result of disability or death). Termination "for cause" shall be effective on the date specified in the notice given by the Company, provided that no termination hereunder shall be effective unless a reasonable period (not to exceed 30 days) following receipt by Executive of such notice shall have lapsed and the matters which constitute or give rise to such termination shall not have been cured or eliminated by Executive. In the event of termination for cause, the Company shall promptly pay to Executive all amounts earned and payable as of the effective date of termination and reimbursement of any unpaid business expenses accrued through that date (upon presentation of adequate documentation), and the Company shall have no further obligation hereunder.

              5.2 Termination by the Company in the event of Disability or Death. In the event that Executive is unable by reason of physical or mental disability from substantially performing his duties hereunder for either one continuous period of two months or a total of four months out of any twelve consecutive months, the Company shall have the right to terminate this Agreement by giving Executive 30 days written notice to that effect, with the effective date of such termination being on the 30th day following receipt of such notice by Executive. In the event of


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Executive's  death, the Company shall have the right to terminate this Agreement effective immediately as of the date of death. In the event of termination for disability or death, the Company shall promptly pay to Executive or his beneficiaries all amounts earned and payable as of the effective date of termination and reimbursement of any unpaid business expenses accrued through that date (upon presentation of adequate documentation), and the Company shall have no further obligation hereunder.

         5.3 Termination by the Company without Cause. The Company shall have the right to terminate this Agreement for any reason effective upon the 60th day following delivery to Executive of notice of the Company's intent to terminate. In the event the Company terminates this Agreement without cause, the Company shall pay to Executive, within 60 days of the effective date of termination, all compensation and other benefits payable to Executive under Section 3 above through the entire remaining term of this Agreement, and shall reimburse Executive for any unpaid business expenses accrued through the effective date of termination, (upon presentation of adequate documentation), and the Company shall have no further obligation hereunder.

         5.4 Termination by Executive for Good Reason. Executive shall have the right to terminate this Agreement for "good reason," by giving the Company written notice to that effect describing in reasonable detail the reasons for such termination. For the purpose of this Agreement, "for good reason" shall mean (i) failure by the Company to pay any compensation by the Company to Executive or failure to perform any other material obligation under this Agreement; (ii) filing of any receivership or bankruptcy proceeding, voluntary or involuntary, the subject of which is the Company; (iii) material diminishment or alteration of Executive's duties so as to be inconsistent Executive's position, authority or responsibilities as provided hereunder; (iv) Executive's salary is materially diminished; or (v) CRC fails to fund the Company with a minimum of $100,000 in working capital by February 1, 2000 or a cumulative minimum of $500,000 in working capital by December 31, 2000. Termination "for good reason" shall be effective on the date specified in the notice given by Executive, provided that no termination hereunder shall be effective unless a period of 30 days following receipt by the Company of such notice shall have lapsed and the matters which constitute or give rise to such termination shall not have been cured or eliminated by the Company. In the event Executive terminates this Agreement for good reason, the Company shall pay to Executive, within 60 days of the effective date of termination, all compensation and other benefits payable to Executive under Section 3 above through the entire remaining term of this Agreement, and shall reimburse Executive for any unpaid business expenses accrued through the effective date of termination (upon presentation of adequate documentation), and the Company shall have no further obligation hereunder.

         6. Confidential Information.

              6.1 Definition. Executive hereby agrees and acknowledges that all information and materials directly relating to the business and finances of the Company (collectively, the "Confidential Information"), in whatever form and whether now existing or developed or created during the period of Executive's employment with the Company, excepting information and materials already known or possessed by Executive as of the date hereof or obtained by Executive from general or public sources, are proprietary to the Company and are highly


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

confidential  in  nature.  The  Confidential  Information  includes,  but is not limited to, (i) marketing and development plans, forecasts, forecast assumptions, forecast volumes, future plans and potential strategies of the Company; (ii) cost objectives, pricing policies and procedures, quoting policies and procedures, and unpublished price lists; (iii) licensing policies, strategies and techniques; (iv) customer lists, names of past, present and prospective customers and their representatives; (v) data and other business information about or provided by past, present and prospective customers; (vi) names of past, present and prospective vendors and their representatives, data and other information about or provided by past, present and prospective vendors; (vii) purchasing information, orders, invoices, billings, and payment of billings; (viii) types of products, supplies, materials and services purchased, leased, licensed and/or sold by the Company; (ix) past, present and future research and development arrangements; (x) customer service information;
(xi)  information  pertaining to joint  ventures,  mergers and/or  acquisitions;
(xii) the Company's personnel policies and procedures, the Company's personnel files, and the compensation of officers, directors and employees of the Company;
(xiii) all other confidential business records and trade secrets of the Company;
(xiv) any and all Confidential Information not generally known to the public or within the industries or trades in which the Company competes; and (xv) any and all information and materials in the Company's possession or under its control from any other person or entity which the Company is obligated to treat as confidential or proprietary.

              6.2 General Skills and Knowledge. The general skills and experience gained by Executive during Executive's employment with the Company, and information publicly available or generally known within the industries or trades in which the Company competes, is not considered Confidential Information.

              6.3 Executive's Obligations as to Confidential Information. Executive shall not at any time before or after termination of his employment hereunder willfully use, disclose or divulge any Confidential Information or data to any person, except (i) in connection with the discharge of Executive's duties hereunder; (ii) with the prior written consent of the Company; or (iii) to the extent necessary to comply with law or the valid order of a court of competent jurisdiction, in which event Executive shall notify Company as promptly as practicable (and, if possible, prior to making such disclosure). Executive shall use his best efforts to prevent any such disclosure by others.

         7. Covenants not to Compete or Solicit. In consideration for the compensation paid to Executive pursuant to Section 3 above, and as a condition to the performance by the Company of all obligations under this Agreement, Executive agrees that during the term of this Agreement and for the period of two years following the date of termination of this Agreement, Executive shall not (i) within the Territory (as defined below in this Section 7), directly or indirectly through any other person, firm or corporation compete with or be engaged in the same business or "participate in" any other business or organization which during such period competes with or is engaged in the same business as the Company; (ii) solicit (or attempt to solicit) the employment, consulting or other services of any other employee of the Company or otherwise induce (or attempt to induce) any of such employees to leave the Company's employment or to breach an employment agreement or understanding with the Company; or (iii) solicit (or attempt to solicit) business patronage from or call on any existing or prospective customer of the Company or interfere (or attempt to interfere) with any relationship between the Company

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
and any of its  existing  or  prospective  customers.  For the  purpose  of this
Section 7, "existing or prospective customers" of the Company include all customers (A) who have purchased, or have agreed to purchase, goods or services from the Company at any time during the two years prior to the date of termination; or (B) with whom the Company has had discussions regarding a prospective sale of goods and services by the Company. For the purpose of this
Section 7, the term "participate in" shall mean: directly or indirectly, for Executive's own benefit or for, with, or through any other person, firm, or corporation, own, manage, operate, control, loan money to, or participate in the ownership, management, operation, or control of, or be connected as a director, officer, employee, partner, consultant, agent, independent contractor, or otherwise with, or acquiesce in the use of Executive's name. Notwithstanding the foregoing, it shall not be a breach of the provisions of this Section 7 if, during or after the term of this Agreement, Executive is a passive investor in any publicly held entity and Executive owns 1% or less of the equity interests therein. For the purpose of this Section 7, the "Territory" means the geographic territory in which the Company has customers or sales during the term of this Agreement.

              7.1 Restrictive Covenants Necessary and Reasonable. Executive agrees that the provisions of this Section 7 are necessary and reasonable to protect the Company in the conduct of its business. If any restriction contained in this Section 7 shall be deemed to be invalid, illegal, or unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby.

              7.2 Injunctive Relief. Executive, recognizing that irreparable injury shall result to the Company in the event of Executive 's breach of the terms and conditions of this Agreement, agrees that in the event of his breach or threatened breach, the Company shall be entitled to injunctive relief restraining Executive, and any and all persons or entities acting for or with him, from such breach or threatened breach. Nothing herein contained, however, shall be construed as prohibiting the Company from pursuing any other remedies available to it by reason of such breach or threatened breach.

         8. Ideas and Inventions. Executive agrees that all right, title and interest in or to any and all Inventions are the property of the Company. For the purposes of this Agreement, "Inventions" shall mean all ideas, concepts, know-how, techniques, processes, methods, inventions, discoveries, developments, innovations and improvements (i) conceived or made by Executive, whether alone or with others, in the course of Executive's employment by the Company, or (ii) conceived or made by Executive, whether alone or with others, in the course of Executive's employment, but which reach fruition within the period from the date of termination of Executive's employment through the second anniversary of such date, and which either (A) involve or are reasonably related to the business of the Company or to the Company's actual or demonstrably anticipated research or development; or (B) incorporate or are derived from, in whole or in part, any of the Confidential Information. Executive agrees to promptly disclose all Inventions to the Company, and to provide all assistance reasonably requested by the Company in the preservation of its interests in the Inventions, such as by executing documents, testifying, etc. Executive agrees to execute, acknowledge and deliver any instruments confirming the complete ownership by the Company of such Inventions. Such assistance shall be provided at the Company's expense without any additional compensation to Executive.


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
         9. Issuance of Options.

              9.1 Issuance.  For the purpose of inducing Executive to enter into this Agreement and the Asset Purchase Agreement, CRC agrees to issue options to purchase an aggregate of 1,000,000 shares of CRC common stock at an exercise price of seventeen cents per share (the "Options"). The Options shall be issued to such employees of the Company as determined by Executive, provided that no more than 820,000 of the Options shall be issued to Executive. The Options shall vest and become exercisable as follows: (i) if, as of January 1, 2001, the Company had revenues for the year ending December 31, 2000 of at least $2,000,000, then one-third (and only one-third) of the outstanding Options shall immediately vest and become exercisable; and (ii) if, as of January 1, 2002, the Company had cumulative revenues for the two years ending December 31, 2001 of at least $4,000,000, then an additional one-third (and only one-third) of the outstanding Options shall immediately vest and become exercisable. Notwithstanding anything herein to the contrary, all unvested Options shall immediately vest and become exercisable in the event that the Company achieves, at any time prior to December 31, 2002, cumulative revenues of at least $8,000,000. Notwithstanding anything herein to the contrary, (A) upon the termination of this Agreement due to Executive's death, all unvested Options held by Executive (but not any other holder of the Options) shall immediately vest and become exercisable; and (B) upon the termination of this Agreement under Section 5.3 or Section 5.4 above, the unvested Options held by Executive shall vest and become exercisable (if at all) in accordance with the provisions set forth above in this Section 9.1. Except as expressly provided otherwise herein, any unvested Options shall be terminated and canceled upon such time that the employee to whom such Options were issued ceases to be employed by the Company. The Options shall be evidenced by separate Option Issuance Agreements, in the form adopted for such purpose by the Company's board of directors, which shall be executed and delivered by the Company as soon as practicable following the date hereof.

              9.2 Registration Rights. Within six months following the first date on which any of the Options shall vest and become exercisable in accordance with Section 9.1 above, CRC shall, at its own expense, file a registration statement with the Securities and Exchange Commission (the "SEC") for the purpose of registering under the Securties Act of 1933 all of the shares of CRC common stock underlying the vested and unvested Options (the "Option Shares") and shall use its best efforts to cause such registration statement to be declared effective by the SEC. CRC's obligation to register the Option Shares shall be subject to (i) a pending material financing, acquisition or disposition transaction by CRC and (ii) any such reasonable requirements that CRC's underwriter may make in connection with a public offering by CRC. The registration rights described in this Section 9.2 shall be more fully set forth in separate Registration Rights Agreements, in the form adopted for such purpose by the Company's board of directors, which shall be executed and delivered by the Company as soon as practicable following the date hereof.

         10. CRC Guarantee. CRC hereby guarantees the Company's performance pursuant to this Agreement.


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
         11. Miscellaneous.

              11.1 Amendments. No amendment or modification of this Agreement shall be valid or binding unless made in writing and signed by the party against whom enforcement thereof is sought.

              11.2 Notices. Any and all notices, demands, requests or other communication required or permitted by this Agreement or by law to be served on, given to, or delivered to any party hereto by any other party to this Agreement shall be in writing and shall be deemed duly served, given, or delivered when personally delivered to the party to be notified, or in lieu of such personal delivery, when confirmed as received if delivered by United States registered or certified mail, return receipt requested, or when confirmed as received if delivered by a nationally-recognized overnight courier service, addressed to the to the party to be notified, at the addresses set forth below. Either of the parties hereto may at any time and from time to time change the address to which notice shall be sent hereunder by notice to the other party given under this Section.

          If to Executive to:       Mr. Roger Birks
                                    8139 North Orchard
                                    Fresno, CA 93720

          With a copy to:           A. Emory Wishon III, Esq.
                                    Motschiedler, Michaelides & Wishon LLP
                                    1690 West Shaw Avenue, Suite 200
                                    Fresno, CA 93711

          If to the Company or
          CRC to:                   707 Bienville Blvd.
                                    Ocean Springs, MS 39564

          With a copy to :          Robert P. Krauss, Esquire
                                    Mesirov Gelman Jaffe Cramer & Jamieson, LLP
                                    1735 Market Street
                                    Philadelphia, PA 19103-7598

              11.3 Enforceability. If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.

              11.4 Waivers. No waiver of any default or breach of this Agreement shall be deemed a continuing waiver or a waiver of any other breach or default.

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

              11.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of law.

              11.6 Assignment. Executive may not assign any rights (other than the right to receive income hereunder and upon death to his estate) under this Agreement without the prior written consent of Company. If Company, or any entity resulting from any merger or consolidation with or into Company, is merged with or consolidated into or with any other entity or entities, or if substantially all of the assets of any of the aforementioned entities is sold or otherwise transferred to another entity, the provisions of this Agreement shall be binding upon and shall inure to the benefit of the continuing entity in, or the entity resulting from, such merger or consolidation, or the entity to which such assets are sold or transferred.

              11.7 Entire Agreement. This Agreement constitutes the sole and only agreement of the parties hereto respecting the subject matter hereof. Any prior agreements, promises, negotiations, or representations concerning its subject matter not expressly set forth in this Agreement, are of no force or effect.



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


         IN WITNESS WHEREOF, the parties hereto have caused this Employment Agreement to be duly executed as of the day and year first above written.


         BounceBackMedia.com, Inc.                   Executive

         by:      __________________________         __________________________
                  John J. Pilger, President                   Roger Birks


         Casino Resource Corporation

         by:      __________________________
                  John J. Pilger, President





















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